Execution Version
Exhibit 10.1
AMENDMENT NO. 1 TO UNSECURED PROMISSORY NOTE

    This Amendment No. 1 to Unsecured Promissory Note (this “Amendment No. 1”) is made as of April 28, 2025, by and among:

THE CHILDREN’S PLACE, INC., a Delaware corporation, for itself and as agent (in such capacity, the “Maker”) for the other Loan Parties party hereto;
the GUARANTORS that are signatories to the 2nd Term Loan Note (as defined below) (individually, each a “Guarantor”, and collectively, the “Guarantors”; and together with the Maker, individually, each a “Loan Party”, and collectively, the “Loan Parties”); and
MITHAQ CAPITAL SPC, a Cayman segregated portfolio company (“Holder”).

W I T N E S S E T H:
WHEREAS, reference is made to that certain Unsecured Promissory Note, dated as of April 16, 2024, with an aggregate original principal amount equal to $90 million (as in effect immediately prior to the Amendment Effective Date, the “Existing 2nd Term Loan Note”; the Existing 2nd Term Loan Note, as amended hereby and as may be further amended, restated, supplemented or otherwise modified and in effect from time to time, the “2nd Term Loan Note”), by and among (i) the Maker, (ii) the other Loan Parties from time to time party thereto, and (iii) the Holder;
WHEREAS, pursuant to the terms of the Existing 2nd Term Loan Note, Maker is required to pay, on April 30, 2025, all interest accrued on the Existing 2nd Term Loan Note for the period commencing on the Funding Date through April 30, 2025 (the “Deferred Interest Payments”); and
WHEREAS, the Loan Parties and Holder seek to amend the terms of the Existing 2nd Term Loan Note with respect to the Deferred Interest Payments.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1.Definitions. All capitalized terms used herein and not otherwise defined in this Amendment No. 1 shall have the same meaning herein as in the Existing 2nd Term Loan Note.
2.Amendments to Existing 2nd Term Loan Note. As of the date of this Amendment No. 1 (the “Amendment Effective Date”), the 2nd Term Loan Note is amended as follows:
(a)The first sentence of Section 2(c) of the 2nd Term Loan Note is hereby deleted in its entirety and replaced with the following:

“Interest on the Term Loan shall accrue at a rate per annum equal to Term SOFR plus 4.00%, and shall be payable monthly in arrears, due the last Business Day of the month; provided interest payments for the period commencing on the Funding Date through April 30, 2025 may at the Maker’s option not be paid monthly and instead paid in accordance with the payment plan attached hereto as Schedule III, and which interest payments shall not, for the avoidance of doubt, constitute “regularly scheduled interest payments” (which for the avoidance of doubt, unless Maker otherwise informs Holder, Maker does not intend to pay monthly).”

(b)“Schedule III, Deferred Interest Payment Plan” attached hereto as Annex A, is hereby added as a new Schedule III to the 2nd Term Loan Note.

3.Miscellaneous.
(a)This Amendment No. 1 and the Existing 2nd Term Loan Note constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

(b)This Amendment No. 1 shall be governed by, and construed in accordance with, the laws of the State of New York.

(c)This Amendment No. 1 may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. In proving this Amendment No. 1, it shall not be necessary to produce or account for more than one such counterpart signed by the party against which enforcement is sought. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart of this Amendment No. 1 by telecopier, facsimile or other electronic means (including, via electronic mail in .pdf format) shall be as effective as delivery of a manually executed counterpart thereof.

(d)No provision of this Amendment No. 1 may be waived, amended, supplemented or otherwise modified, or any departure therefrom consented to, except pursuant to an agreement or agreements in writing entered into by, between or among each of the parties hereto.

(e)This Amendment No. 1 and the obligations hereunder may not be assigned by any party hereto without the prior written consent of each other party hereto (and any purported assignment without such consent will be null and void), is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto.

(f)If any provision of this Amendment No. 1 is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Amendment No. 1 shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Maker and the Loan Parties have caused this Note to be duly executed as of the date first above written.

THE CHILDREN’S PLACE, INC., for itself and on behalf of the Loan Parties
By:
Name:
Title:

MITHAQ CAPITAL SPC
By:
Name:
Title:

[Signature Page to Seventh Amendment to Amended and Restated Credit Agreement]

Annex A

SCHEDULE III

Deferred Interest Payment Plan

[See attached.]